                                                                  EXHIBIT 10.21

                              EASTERN ENTERPRISES

                 1996 NON-EMPLOYEE TRUSTEES' STOCK OPTION PLAN

  1. Purpose. The purpose of this 1996 Non-Employee Trustees' Stock Option Plan (the "Plan") is to advance the interests of Eastern Enterprises ("Eastern") by enhancing the ability of Eastern to attract and retain non-employee trustees who are in a position to make significant contributions to the success of Eastern and to reward those trustees for such contributions through ownership of shares of beneficial interest ("Stock") of Eastern.

  2. Administration. The Plan shall be administered by the Board of Trustees (the "Board") of Eastern. The Board may delegate the administration of the Plan to a committee, in which case all references to "the Board" hereunder, other than in Section 10(d), shall refer to the committee. The Board shall have authority, consistent with the Plan (a) to issue options granted in accordance with the formula set forth in this Plan to Eligible Trustees (as defined below); (b) to prescribe the form or forms of instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. All decisions, determinations and interpretations of the Board shall be binding on all parties concerned. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

  3. Effective Date and Term of Plan. The Plan shall become effective on the date (the "Effective Date") on which the Plan is approved by the shareholders of Eastern. No option shall be granted under the Plan after the day (the "Final Date") which follows the fourth annual shareholders meeting after the Effective Date, but options previously granted may extend beyond that date.

  4. Shares Subject to the Plan.

    (a) Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 75,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this
  Section 4(a).

    (b) Shares to be Delivered. Stock delivered under the Plan shall be previously issued Stock acquired by Eastern or authorized but theretofore unissued shares. No fractional shares shall be delivered under the Plan.

    (c) Changes in Stock. In the event of a stock dividend, split-up or combination of shares, recapitalization or other change in Eastern's capital, after the Effective Date, the number and kind of shares or securities of Eastern subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

  5. Eligibility of Trustees for Stock Options. Trustees eligible to receive options under the Plan ("Eligible Trustees") shall be those trustees who are not and have not been for five years employees of Eastern or of any subsidiary of Eastern.

  6. Terms and Conditions of Options.

    (a) Number of Options. Each individual who is an Eligible Trustee on the day (the "meeting grant date") following any annual meeting of Eastern's shareholders that occurs on or after the Effective Date and on or before the Final Date shall automatically be granted on such meeting grant date an option to purchase 1,100 shares of Stock, subject to adjustment as provided in Section 4. In addition, each individual who becomes an Eligible Trustee (other than by election at an annual meeting of Eastern's shareholders) on a date (the "interim grant date") that falls between meeting grant dates and prior to the Final Date shall automatically be granted on the interim grant date an option for 550 shares of Stock, subject to adjustment as provided in Section 4.

    (b) Exercise Price. The per-share exercise price of each option shall be 100% of the fair market value per share of Stock on the date the option is granted.

    (c) Duration of Options. The latest date on which an option may be exercised shall be the tenth anniversary of the date the option was granted.

    (d) Exercisability. Each option granted under the Plan shall become exercisable as to one-half of the shares subject to the option on each of the first and second anniversaries of the grant date.

    Any exercise of an option must be in writing, signed by the proper person and delivered or mailed to Eastern, accompanied by (1) any documents required by the Board and (2) payment in full as provided below for the number of shares for which the option is exercised.

    (e) Payment for and Delivery of Stock. The exercise price of Stock purchased on exercise of an option must be paid for as follows: (1) in cash or by check (acceptable to Eastern in accordance with guidelines established by the Board for this purpose), bank draft or money order payable to the order of Eastern, (2) through the delivery of shares of Stock that have been outstanding and held by the option holder for at least six months and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (3) by any combination of the permissible forms of payment.

    Eastern shall not be obligated to deliver any shares of Stock pursuant to the exercise of any option (a) until, in the opinion of Eastern's counsel, all applicable Federal and state laws and regulations have been complied with, (b) in the event the outstanding Stock is at the time listed upon any stock exchange, the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange and (c) all other legal matters in connection with the issuance and delivery of shares have been approved by Eastern's counsel. Without limiting the generality of the foregoing, Eastern may require from the Eligible Trustee or other person exercising the option such investment representation or such agreement, if any, as counsel for Eastern may consider necessary in order to comply with the Securities Act of 1933 and may require that the Eligible Trustee or such other person agree that any sale of the shares will be made only on the New York Stock Exchange or in such other manner as is permitted by the Board and that he or she will notify Eastern when he or she makes any disposition of the shares whether by sale, gift or otherwise. Eastern shall use its best efforts to effect any compliance and listing, and the Eligible Trustee or other person exercising the option shall take any action reasonably requested by Eastern in such connection. An Eligible Trustee or other person entitled to exercise an option shall have the rights of a shareholder only as to shares actually acquired by him or her under the Plan.

    If an option is exercised by any person other than the Eligible Trustee, Eastern will be under no obligation to deliver Stock pursuant to such exercise until Eastern is satisfied as to the authority of the person exercising the option.

  8. Termination of Options. If an Eligible Trustee ceases to be a trustee of Eastern for any reason (including death) (a "termination"), all options awarded to the Eligible Trustee under the Plan and then held by the Eligible Trustee shall, to the extent such options were exercisable immediately prior to termination, continue to be exercisable by the Eligible Trustee (or in the event of the Eligible Trustee's death, by his or her executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution) for a period of one year following termination or until the tenth anniversary of the date of grant if earlier; provided, that if termination is by reason of retirement pursuant to an established retirement policy of the Board, all options held by the retiring trustee shall become exercisable (to the extent not already exercisable) immediately prior to retirement. Except as provided in the preceding sentence, all options awarded to an Eligible Trustee and held at time of termination shall promptly expire.

  9. Certain Corporate Transactions. In the event of a consolidation or a merger in which Eastern is not the surviving company, or in the event its outstanding shares are converted into securities of another entity or exchanged for other consideration, or in the event of the complete liquidation of Eastern, all outstanding options shall thereupon terminate, but at least twenty days prior to the effective date of any such consolidation or merger, the Board shall either (a) make all outstanding options immediately exercisable or (b) arrange to have the surviving company grant replacement options to the Eligible Trustees.

  10. General Provisions.

    (a) Documentation of Options. Options will be evidenced by written instruments prescribed by the Board from time to time. Such instruments may be in the form of agreements, to be executed by both an Eligible Trustee and Eastern, or certificates, letters or similar instruments, which need not be executed by an Eligible Trustee but acceptance of which will evidence agreement to the terms thereof.

    (b) Nontransferability of Options. Options may not be transferred by an Eligible Trustee otherwise than by will or the laws of descent and distribution, and during the Eligible Trustee's lifetime shall be exercisable only by the Eligible Trustee.

    (c) Effect. Neither adoption of the Plan nor the grant of options to an Eligible Trustee shall confer upon any person any right to continued status as a trustee or affect Eastern's right to adopt other plans or arrangements under which stock may be issued to trustees.

    (d) Amendment; Termination. The Board may at any time terminate the Plan as to any further grants of options. The Board may at any time or times amend the Plan for any purpose which may at the time be permitted by law; provided, that except to the extent expressly required or permitted by the Plan, no such amendment will, without the approval of the shareholders of Eastern, effectuate a change for which shareholder approval is required in order for awards under the Plan to continue to qualify under Rule 16b-3 promulgated under Section 16 of the Exchange Act.